CONSENT OF INDEPENDENT AUDITORS

          We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-17765-02 and 33-20387),
          Form S-3 (Nos. 33-50710, 33-51311 and 33-50708) and Form
          S-4 (Nos. 33-61974 and 33-51943) of Shawmut National Corporation of our independent auditors' report dated January 21, 1994, except for Note 17, as to which the date is March 2, 1994, relating to the consolidated financial statements of Cohasset Savings Bank, which appear in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994.

          /s/ Wolf & Company
          WOLF & COMPANY, P.C.

          Boston, Massachusetts
          March 28, 1994